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                                                                 EXHIBIT 10.7


                 CONSULTING AGREEMENT


     AGREEMENT made effective the 1st day of February, 1996, between NATIONAL FIBER NETWORK, INC., a Delaware corporation, with executive offices at 60 Hudson Street, New York, NY (hereinafter referred to as the "Corporation"), and REALPROP CAPITAL CORPORATION, a Florida corporation with offices at 324
E. 48 Street, New York, NY (hereinafter referred to as "Consultant").

                 W I T N E S S E T H :

     WHEREAS, the Corporation is desirous of engaging the services of the Consultant in the capacity hereinafter stated, and the Consultant is desirous of acting as a consultant to the Corporation in such capacity for the period and on the terms and conditions set forth herein;

     WHEREAS, the services of the Consultant are unique, extraordinary and not readily replaceable due to its expertise and knowledge of the business and operations of the Corporation and its position in the business community;

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereto do hereby agree as follows:

     1    Consulting Services.  The Corporation hereby engages Consultant as an independent contractor, and not as an employee, partner, joint venturer or agent, to provide consulting services to the Corporation and Consultant accepts such engagement and agrees to provide to the Corporation the consulting services described herein, faithfully and to the best of Consultant's ability.

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     2    Term of Employment.  The term of this Agreement shall become effective upon execution of this Agreement and shall end five (5) years thereafter.

     3    Duties.  Consultant agrees to provide the services of its employee,
Howard Katz, who agrees to devote as much time per month to the business and affairs of the Corporation as he shall deem to be reasonably necessary to effectively provide the Corporation with information concerning its knowledge and understanding of (i) transactions, and (ii) conduct of the business in which the Corporation engaged prior to the date hereof, and such other areas of consultation as Consultant and the Corporation may mutually agree upon.

    4    Compensation and Benefits.

         4.1 In consideration for all the Services to be performed by Consultant, the Corporation shall pay to Consultant a fee of Ninety Thousand Dollars ($90,000.00) per year, payable in equal monthly installments commencing on June 15, 1996, and continuing on the same day of each and every consecutive month thereafter for a period of sixty (60) months.

         4.2 In order to secure the obligations of Corporation to Consultant, the Corporation shall use its best efforts to have its wholly owned subsidiary, National Fiber Network of New Jersey, Inc., execute the certain Guaranty, a copy of which is attached hereto as Exhibit "A".
    Said Guaranty shall be further secured by a security interest in all of the assets of National Fiber Network of New Jersey, Inc., in the form as set forth in the attached Exhibit "B".

         4.3 To further secure the obligations of Corporation to Consultant, the Corporation shall use its best efforts to have Stephen Garafolo execute the

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    attached Guaranty and Stock Pledge and Escrow Agreement pledge his 410,000 shares of the Corporation in the form set forth in Exhibit "C".

         4.4 National Fiber Network of New Jersey, Inc., and Stephen Garafolo are sometimes hereafter referred to together as the "Guarantor".


     5    Expenses.

         5.1 The Corporation agrees to pay or reimburse Consultant for all pre-approved reasonable, ordinary and necessary business expenses incurred by Consultant in connection with the business of the Corporation, including expenditures for pre-approved business travel. In such regard, Consultant agrees to submit such vouchers and other proof of payment as the Corporation may require from time to time to support these expenses as business expenses for Internal Revenue Service purposes.

         5.2 The Corporation further agrees to pay or reimburse Consultant for all rental payments due on Consultants' office located at 300 East 56th Street, payments Unit 21M, New York, NY, for the period commencing with the January, 1996 rental payment and ending with, but including, the June, 1997, rental payment in the amount of $3,505. per month. The rental for January, February and March 1996 shall be paid on or before June 15, 1996, with interest, from the date of each such rental payment at the rate of twelve (12%) percent per annum. Commencing on April 1, 1996, the Corporation shall pay or reimburse Consultant for each month's rent on or before the fifth (5th) day of each month.

     6   Disclosure of Information.  Consultant shall not, either during the term of this Agreement or at any time thereafter, use for its own benefit, or for the benefit

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of any other person, corporation, partnership or other entity, or to the detriment of the Corporation, or disclose to any person, corporation, partnership or other entity, any secret, private or confidential information or other proprietary knowledge of and concerning the business or affairs of the Corporation which Consultant may have acquired in the course of, or as incident to, performing its consulting Services for the Corporation or otherwise (including, but not limited to, past, present or prospective clients, customers, associates and consultants or otherwise).

     7   Default and Remedies upon Default.

         7.1 A default shall exist under the terms of this Agreement in the event that

              7.1.1 Corporation fails to pay to Consultant, on the due date thereof, all compensation due and payable to Consultant and all expenses payable to Consultant under paragraphs 4 and 5 respectively, above;

              7.1.2 a default shall occur in the obligations of Corporation and/or Guarantor under the terms of that certain Security Agreement and that certain Stock Pledge and Escrow Agreement referenced in Paragraph 4, above;

              7.1.3 a default shall occur in the payment by Corporation to Consultant pursuant to terms of that certain Promissory Note of even date herewith, a copy of which is attached hereto as Exhibit "D";

              7.1.4 a default by the Corporation of its obligations as more particularly set forth in that certain letter Agreement of even date herewith by and among Corporation, Consultant and Howard Katz.

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         7.2 In the event of a default as set forth in Paragraph 7.1, above, and failure of Corporation to cure within ten (10) days of written notice thereof.

              7.2.1 all compensation to be paid by Corporation to Consultant pursuant to Paragraph 4, above, shall be accelerated and shall immediately become due and payable;

              7.2.2 all sums due and owing to Consultant pursuant to Paragraph 5, above, shall be accelerated and shall immediately become due and payable;

              7.2.3 all other sums payable to Consultant by Corporation or by Guarantor shall be accelerated and shall become immediately due and payable notwithstanding the terms that may be contained in the small documents evidencing such obligations;

              7.2.4 all sums payable to Consultant shall bear interest at the rate of eighteen percent (18%) per annum from the date of default until paid in full.

     8    Independent Contractor Status Affidavit.  Consultant agrees to execute and deliver to the Corporation, simultaneously with the execution of this Agreement, the Independent Contractor Status Affidavit in the form set forth in Exhibit "D".

     9    Release of Security for Guarantees.  Upon the Corporation's completion of a proposed IPO for raising no less than Two Million ($2,000,000.00) Dollars, Consultant agrees to release its lien on the assets of National Fiber Network of New Jersey, Inc. described in paragraph 4.2 above and all guaranties in connection therewith; provided, however, that Corporation will, at the time of such release,

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prepay the last Ninety Thousand ($90,000.00) Dollars due to Consultant pursuant thereto, and further provided that Corporation is not otherwise in default hereunder.

     10   Other Obligations of Consultant.  Consultant shall also comply with all obligations of Howard Katz under that certain letter agreement between him and the Corporation.

     11   Notices.  Any notice required or permitted to be given under this
Agreement shall be in writing and (i) hand delivered, (ii) sent by overnight courier requiring signature for delivery or (iii) sent by registered or certified mail to the Corporation or Consultant at the address set forth in this Agreement or to any other address of which notice of the change is given to the parties hereto.

     12   Assignment.  The rights and obligations of the Corporation under this Agreement are assignable and shall inure to the benefit of and shall be binding upon any successor and assignee of the Corporation; however, Consultant's rights and obligations under this Agreement are personal in nature and may not be assigned.

     13   Attorney's Fees.  In the event of a dispute between Consultant and
Corporation or between Consultant and Guarantor, the prevailing party shall be entitled to an award of all attorney's fees and costs incurred in said dispute through and including trial and all appeals.

     14   Modification.  This Agreement shall not be changed, modified or amended in any respect except by a written instrument signed by both parties.

     15   Choice of Law.  This Agreement shall be governed, interpreted and construed by the applicable laws of the State of New York.

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     16   Entire Understanding.  This Agreement constitutes the entire understanding and agreement between the Corporation and Consultant.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties on the day and year first above written.

WITNESSES:                CORPORATION:

                          NATIONAL FIBER NETWORK,


______________________    By:_________________________


______________________
                          CONSULTANT:

                          REALPROP CAPITAL CORPORATION


______________________    By:_________________________


______________________


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